UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 11, 2010

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite #601, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01  Entry into a Material Definitive Agreement.

On March 11, 2010, Health Discovery Corporation (“HDC”), Smart Personalized Medicine, LLC (“SPM”) and Quest Diagnostics Incorporated (“Quest”) entered into a Development Agreement (the “Quest Development Agreement”) pursuant to which HDC and SPM will assist Quest in the development of new laboratory tests for aiding in the selection of breast cancer therapies. HDC, SPM and Quest also entered a related Licensing Agreement (the “Quest License”).

Pursuant to the Quest License, SPM granted a co-exclusive (with SPM) sublicense to utilize the Licensed Patent Rights to the extent necessary to enable Quest to develop Products and perform the Validation Work under the Quest Development Agreement.   Quest has the right to use SPM’s Breast Cancer Database, including biopsies and access to a database of clinical and genomic information on breast cancer patients it has previously licensed (the “Database”).

In consideration for the license, Quest will separately make payments to HDC and SPM.  Such payments to HDC will include a $500,000 up front “Development License Fee,” monthly “License Maintenance Fees” equal to $8,750 for the first year and $17,500 for each year thereafter (with such fees being credited against the “Royalty Payments” described below), upon the publication of a study performed for the Validation Work an “Initial Product License Fee” of $125,000 for each of the first two Products, and “Royalty Payments” equal to 2.45% of the Net Sales of each Licensed Product (i.e., each breast cancer test) sold by Quest.  Quest will reimburse SPM and HDC for costs incurred related to any Validation Work done with respect to a Product.

Pursuant to the Quest Development Agreement, HDC is required to use its support vector machine technology and other intellectual property licensed to SPM to analyze data for the development and/or validation of applications of clinical laboratory services, In Vitro Diagnostic kits, clinical trial services and the other elements of “Field” (collectively, the “Products”).

In consideration for HDC's efforts under the Quest Development Agreement, Quest will pay HDC $375,000 (in addition to the $500,000 described above), which payments shall be made monthly over the next nine months.

Effective March 11, 2010, HDC and SPM amended (the “Amendment”) the original License Agreement, dated August 22, 2008 (the “SPM License Agreement”), pursuant to which HDC had licensed its intellectual property to SPM for use in the development of breast cancer products.  As amended, HDC will receive all payments under the Quest Development Agreement and License Agreement directly from Quest, and SPM will not be required to make any additional payments to the Company related to either such agreement.  In addition, HDC's equity percentage interest in SPM was increased from 15% to 20%, and such equity percentage interest may be diluted only to the same extent and in the same manner as each other initial equity percentage interest holder; provided, however, that when raising additional equity, SPM must obtain HDC's prior written approval of the terms and conditions of such equity offering.

Item 3.02.  Unregistered Sales of Equity Securities.

Since the filing of the Company’s Form 8-K on February 18, 2010, the Company issued 11,729,388 shares of its common stock, no par value (“Common Stock”), pursuant to the exercise of previously issued warrants to acquire such shares of Common Stock.  The Company received a total of $2,228,584 as a result of the exercise of the warrants.  All shares of Common Stock were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: March 17, 2010	By:	/s/ R. Scott Tobin
R. Scott Tobin
President and General Counsel

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